UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
The Company is providing updated guidance regarding its financial and operational trends.

The Company continues to experience significant year-over-year negative impacts to passenger demand and bookings due to the COVID-19 pandemic. Following several months of modest improvements in close-in leisure passenger demand, the Company experienced a deceleration in improving revenue trends in November 2020 due to a spike in COVID-19 cases, as well as renewed quarantine requirements, travel restrictions, and related government orders. The Company also experienced an increase in trip cancellations in the weeks prior to the Thanksgiving holiday travel period; although, leisure passenger demand was more resilient for the Thanksgiving holiday travel period compared with non-holiday weeks in November 2020.

Given the continued surge in COVID-19 cases and depressed revenue environment, the Company continues to experience softness in leisure passenger demand and bookings for December 2020, as well as elevated levels of trip cancellations for December travel. The Company currently estimates the softness in leisure passenger demand and bookings to continue into January 2021. Thus far, leisure bookings for holiday travel in late December 2020 and early January 2021 are outpacing leisure passenger demand and bookings in non-holiday time periods for both months. The Company remains cautious given the uncertainty of near-term revenue trends.

The following monthly table presents selected revenue, load factor, and available seat miles (ASMs, or capacity) results for November 2020 and preliminary estimates for December 2020 and January 2021. These projections are based on the Company's current outlook and actual results could differ materially.

	November 2020	Estimated December 2020	Estimated January 2021
Operating revenue year-over-year	Down ~63%	Down 65% to 75%	Down 65% to 75%
Previous estimation	Down 60% to 65%	Down 60% to 65%	(b)
Load factor	~48%	60% to 65%	45% to 55%
Previous estimation	50% to 55%	60% to 70%	(b)
ASMs year-over-year	Down ~35%	Down 40% to 45%	Down 40% to 45%
Previous estimation	(a)	(a)	Down 35% to 40%
(a) Remains unchanged from previously provided estimation.
(b) No previous estimation provided.

Due to Thanksgiving holiday travel dates falling completely in November this year compared with both November and December in 2019, November 2020 year-over-year operating revenues are estimated to have benefited by three to four points, and December 2020 year-over-year operating revenues are estimated to be negatively impacted by seven to eight points. The holiday shift impact in December 2020 is expected to be greater than the impact in November 2020 due to higher revenue volumes in December 2019.

In response to the COVID-19 pandemic, the Company limited the number of seats available for sale on each flight through November 30, 2020, to allow for the middle seat to remain open. As previously announced, the Company resumed selling all available seats for travel beginning December 1, 2020. The Company continues to expect its fourth quarter 2020 capacity to decrease approximately 40 percent, year-over-year. In addition to monthly capacity estimates provided in the table above, the Company currently estimates its February 2021 capacity to decrease in the range of 40 to 45 percent, year-over-year.

Passenger demand and booking trends remain primarily leisure-oriented and inconsistent by region, and the Company continues to plan for multiple scenarios for its fleet and capacity plans. The Company will continue to monitor demand and booking trends and adjust capacity, as deemed necessary, on an ongoing basis. As such, the Company’s flown capacity may differ materially from current estimations and currently published flight schedules.

On November 18, 2020, the Federal Aviation Administration (FAA) issued official requirements to enable airlines to return the Boeing 737 MAX to service. The Company is currently working to meet the FAA's requirements by modifying certain operating procedures, implementing enhanced pilot training requirements, installing FAA-approved flight control software updates, and completing other required maintenance tasks specific to the MAX aircraft. The Company currently estimates that the MAX will return to revenue service in March 2021 after all active Pilots have received updated, MAX-related training. The Company recently reached an agreement with The Boeing Company (Boeing Agreement) to take delivery of the delayed MAX aircraft and currently expects to receive 35 MAX 8 deliveries, including 16 leased aircraft, through the end of 2021. Taking into account planned retirements of its 737-700 aircraft, the Company does not intend to grow its fleet in 2021, compared with its fleet of 747 aircraft as of December 31, 2019. The details of the Boeing Agreement, which included the settlement of 2020 estimated damages relating to the grounding of the Company’s 737 MAX 8 aircraft, are confidential. However, as a result of certain delivery credits provided in the Boeing Agreement, as well as progress payments made to date on undelivered aircraft, the Company currently estimates an immaterial amount of aircraft capital expenditures in fourth quarter 2020 and full year 2021.

The Company is pursuing additional revenue opportunities that utilize idle aircraft and Employees to provide Southwest's legendary Customer Service to new, popular destinations. The Company is leveraging additional airports in or near cities where its Customer base is large, along with adding easier access to popular leisure-oriented destinations from across its domestic-focused network. Previously announced destinations and start dates include:
•Miami International Airport - service launched on November 15, 2020
•Palm Springs International Airport - service launched on November 15, 2020
•Montrose Regional Airport (Telluride and Crested Butte) - service expected to commence on December 19, 2020
•Yampa Valley Regional Airport (Steamboat Springs) - service expected to commence on December 19, 2020
•Chicago O'Hare International Airport - service expected to commence on February 14, 2021
•Sarasota Bradenton International Airport - service expected to commence on February 14, 2021
•Colorado Springs Municipal Airport - service expected to commence on March 11, 2021
•Savannah/Hilton Head International Airport - service expected to commence on March 11, 2021
•Houston's George Bush Intercontinental Airport - service expected to commence on April 12, 2021
•Jackson-Medgar Wiley Evers International Airport in Mississippi - service expected to commence on June 6, 2021

In addition to these previously announced destinations, today the Company is pleased to announce its intention to commence new service to two new destinations in California:
•Santa Barbara Airport - service expected to commence in second quarter 2021
•Fresno Yosemite International Airport - service expected to commence in second quarter 2021

Based on the Company's existing fuel derivative contracts and market prices as of December 14, 2020, the Company continues to estimate its fourth quarter 2020 economic fuel costs to be in the range of $1.20 to $1.30 per gallon1, including $24 million, or $.09 per gallon, in premium expense and no cash settlements from fuel derivative contracts. The Company continues to expect fourth quarter 2020 operating expenses, excluding fuel and oil expense, special items, and profitsharing expense, to decrease in the range of 20 to 25 percent, year-over-year2.

The Company's average daily core cash burn in November 2020 was approximately $13 million. The Company now estimates its average daily core cash burn to be approximately $12 million in fourth quarter 2020, which compares unfavorably with its previous estimate in the range of $10 million to $11 million, driven by weakening leisure demand and booking trends, as well as increased trip cancellations.

Cash burn is a supplemental measure that most U.S. airlines began providing in 2020 to measure liquidity in light of the negative financial effects of the pandemic. Average core cash burn is calculated as Loss before income taxes, non-GAAP3, adjusted for Depreciation and amortization expense; Capital expenditures; and adjusted amortizing debt service payments; divided by the number of days in the period. The Company utilizes average daily core cash burn to monitor the performance of its core business as a proxy for its ability to achieve sustainable cash and profit break-even results. Given that the Company’s cash burn calculation is derived from Loss before income taxes, non-GAAP, the Company excludes the following items in its calculation of average core cash burn: financing transactions; Payroll Support Program proceeds; Supplier proceeds; voluntary separation and extended emergency time off program payments; and other changes in working capital. Cash burn methodology varies by airline, and the Company’s average daily core cash burn may differ materially by utilizing cash burn calculations that adjust for changes in working capital. Utilizing an alternative cash burn approach, which adjusts for changes in working capital—including changes in Air traffic liability and cash payments for voluntary separation and extended emergency time off program payments, among other items—the Company's average daily core cash burn was approximately $15 million in November 2020.

Since the beginning of 2020, the Company has raised a total of approximately $18.9 billion, net, including $13.4 billion in debt issuances and sale-leaseback transactions, $2.2 billion through a common stock offering, and $3.4 billion of Payroll Support Program proceeds. As of December 15, 2020, the Company had cash and short-term investments of approximately $13.2 billion, well in excess of debt outstanding.

The Company continues to have unencumbered assets worth approximately $12 billion, including approximately $10 billion in aircraft and approximately $2 billion in non-aircraft assets such as spare engines, ground equipment, and real estate. In addition to the value from aircraft and other physical assets, the Company has significant value from its Rapid Rewards® loyalty program. The Company's adjusted debt4 to invested capital (leverage) is currently 56 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

The Company continues to estimate its annual 2020 effective tax rate to be in the range of 24 to 26 percent.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Year-over-year projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing expense in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Average core cash burn projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt including the net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s expectations with respect to Consumer demand for air travel, including factors and assumptions underlying the Company’s expectations; (ii) the Company’s financial estimates and projected results of operations, including factors and assumptions underlying the Company's estimates and projections; (iii) the Company’s plans and expectations with respect to load factors and capacity; (iv) the Company’s fleet plans and expectations, including with respect to the 737 MAX return to service, delivery schedule, and fleet retirement plans; (v) the Company’s expectations with respect to capital expenditures; (vi) the Company’s network plans and expectations, including factors and assumptions underlying the Company's expectations; (vii) the Company’s expectations with respect to fuel costs; and (viii) the Company's expectations with respect to average core cash burn and liquidity, including related assumptions. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic; the effectiveness and availability of vaccines; the duration and scope of related government orders and restrictions; the duration and scope of the Company’s actions to address Customer and Employee health concerns; the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s related business plans and decisions; any negative impact of the COVID-19 pandemic on the Company’s ability to retain key Employees; and any negative impact of the COVID-19 pandemic on the Company’s access to capital; (ii) the Company’s ability to obtain additional payroll support or other financing from the U.S. Treasury and the impact of any related additional restrictions on the manner in which the Company operates its business; (iii) the impact of labor matters on the Company’s results of operations, business decisions, plans, and strategies; (iv) the impact of economic conditions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (v) the impact of governmental actions and governmental regulations on the Company’s plans, strategies, and operations; (vi) the Company's dependence on Boeing with respect to the Company's fleet order book and delivery schedule; (vii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company's business plans and results of operations; (viii) the Company’s dependence on other third parties for products and services, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; and (ix) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

December 16, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)